UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 25, 2005

WFS Financial Inc
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	000-26458 (Commission File Number)	33-0291646 (I.R.S. Employer Identification No.)
23 Pasteur, Irvine, California 92618-3804
(Address of Principal Executive Offices) (Zip Code)
(949) 727-1002
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURE

Item 7.01 Regulation FD Disclosure.
     On October 25, 2005, WFS Financial Inc (“WFS”), its wholly owned subsidiary, WFS Funding, Inc. (“WFS Funding”), WFS Financial 2005-A Owner Trust, a trust created by WFS Funding (the “Trust”), Wachovia Capital Markets, LLC (“Wachovia Capital”), Wachovia Bank, National Association and certain purchasers entered into a conduit financing transaction pursuant to which WFS Funding sold automobile contract-backed notes issued by the Trust to an asset-backed commercial paper conduit administered by Wachovia Capital. The initial funding under the conduit was $1.4 billion. The asset-backed commercial paper conduit is obligated to purchase up to $3.0 billion of notes. The conduit financing transaction will terminate on October 24, 2006, unless terminated sooner.
     The terms of the conduit financing transaction were negotiated between the parties on an arm’s length basis and each of WFS and Wachovia Capital will receive fees that are considered usual and customary for transactions of this type. The conduit financing transaction will be accounted for by Westcorp and WFS as a secured financing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFS FINANCIAL INC, a California corporation
Date: October 28, 2005	By:	/s/ Robert J. Costantino
Robert J. Costantino
Senior Executive Vice President, Chief Financial Officer and Chief Operations Officer